Exhibit 99.1

                      Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. ANNOUNCES APPOINTMENT OF THREE NEW DIRECTORS TO BOARD OF DIRECTORS

In Cooperation with Maran Capital Management, Enhances Board to Position Company for the Future

New Directors Bring Additional Brand-Building, Corporate Governance, and Financial Expertise as well as Commitment to Propel Business Transformation Underway

Greenwood Village, CO – January 7, 2021 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced that three new independent directors have been appointed to Scott’s Board of Directors as part of the Company’s continued transformation. Rimmy Malhotra, Tisha Pedrazzini, and Daniel J. Roller have joined the board as independent directors. These changes, made in cooperation with Maran Capital Management, LLC, which beneficially owns approximately 13% of Scott’s common shares outstanding, increase the diversity, independence, and stock ownership of the Board of Directors.

Mr. Malhotra will serve on the Audit Committee and the Compensation Committee, and Mr. Roller will serve on the Nominating and Corporate Governance Committee.

These appointments follow several transformational changes made by Scott’s in the last 18 months, including the transition to an asset-light business model with the sale of its manufacturing facilities, and the acquisitions of the Kids N Pets, Biz Stain Fighter, and Dryel brands.

Mark Goldstein, CEO of Scott’s Liquid Gold, said, “I am pleased to welcome Rimmy, Tisha, and Dan as new independent directors who bring additional marketing, e-commerce, corporate governance, and capital allocation expertise to complement our Board’s depth of knowledge and experience. We are in the early innings of our quest to transform Scott’s into a growing, asset-light, branded consumer products platform company that will maximize value for all of our shareholders, and we believe our newly expanded board will help us achieve these goals.”

Dan Roller, President of Maran Capital Management, said, “We are pleased to have reached this agreement with Scott’s, which is the result of meaningful engagement over the past year. We believe the new board will represent the interests of all shareholders and will support Scott’s as it continues to build a successful growth company. We believe Scott’s has strong brands, excellent distribution, and despite the challenges that the Covid-19 pandemic created in 2020, a solid foundation on which to create meaningful shareholder value going forward.”

Pursuant to a shareholder cooperation and support agreement, Maran and Scott’s have agreed to certain customary standstill provisions and voting commitments. The complete agreement will be filed on Form 8-K with the Securities and Exchange Commission.

About the New Directors

R. Rimmy Malhotra is the Founder, President, and Chief Investment Officer of Nicoya Capital Management, LLC, an investment partnership focused on small capitalization companies whose partners include family offices, entrepreneurs, and high net-worth individuals.  He currently serves as a Director and Vice Chairman of HireQuest Inc. (Nasdaq: HQI), an asset light staffing franchisor, and as a Director of Optex Systems (OTC: OPXS), an optical systems manufacturer.  He holds an M.B.A. from the Wharton School in Finance, an M.A. in International Affairs from the University of Pennsylvania where he is a Lauder Fellow, and a B.S. & B.A. in Computer Science and Economics from Johns Hopkins University.

Tisha Pedrazzini is the Founder and Chief Innovation Officer of TSP Marketing Transformation, LLC, a consulting firm that advises clients on brand transformation, innovative growth, and organization optimization.  Prior to founding TSP, Ms. Pedrazzini was President at The Integer Group/TBWA, where she oversaw all aspects of building and growing the agency.  She led a team of over 400 agency partners across five offices, working with sales and marketing leadership teams across many Fortune 500 clients to deliver advertising, big idea development, go-to-market strategies, and digital, eCommerce, DTC, social media, and consumer insights for existing and emerging brands. She holds a B.S. in Marketing and Biology from the University of Colorado.

Daniel J. Roller is the Founder, President and Chief Investment Officer of Maran Capital Management, LLC, a Denver-based investment firm whose partners include institutional investors, family offices, entrepreneurs, and high net-worth individuals. Maran Capital is focused on making concentrated, fundamentally driven, long-term oriented, private equity-style investments in publicly traded small capitalization companies and holds several long-term investments in consumer growth platform companies executing “Buy and Build” strategies. Mr. Roller holds a B.S.E. in Electrical Engineering and Computer Science from Duke University.

About the Company

Scott’s Liquid Gold-Inc. develops, markets, and sells high-quality, high-value household and personal care products nationally and internationally to mass merchandisers, drugstores, supermarkets, hardware stores, e-commerce retailers, other retail outlets, and to wholesale distributors. Over the last 65+ years we have developed a reputation for delivering products that consumers know and trust.

Our flagship product, Scott’s Liquid Gold® Wood Care, is a leader in its category and is known for bringing life back to and protecting all types of natural wood surfaces. Our Kids N Pets® brands are award winning, safe, nontoxic, stain and odor removing products targeted toward households with children and pets. Our newly acquired Biz and Dryel brands are top performing laundry care products, with Biz being a top stain removing laundry additive, and Dryel being the market leader in at-home dry cleaning.

Scott’s Liquid Gold-Inc. also owns Neoteric Cosmetics, a personal care company with a rich history of offering products that deliver high-quality, proven results that customers expect. Neoteric’s personal care products are embraced and respected by both medical professionals and consumers alike and include brands such as Alpha® Skin Care, Prell®, and Denorex®. Neoteric Cosmetics is also the proud American specialty channel distributor for Batiste Dry Shampoo.

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032